Subject to Completion, Preliminary Pricing Supplement dated April 15, 2025
The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PROSPECTUS Dated April 12, 2024 PROSPECTUS SUPPLEMENT Dated November 16, 2023	Pricing Supplement No. 7,843 to Registration Statement No. 333-275587 Dated April , 2025 Rule 424(b)(2)
GLOBAL MEDIUM-TERM NOTES, SERIES J
Euro Floating Rate Senior Registered Notes Due 2028
Euro Fixed/Floating Rate Senior Registered Notes Due 2031
Euro Fixed/Floating Rate Senior Registered Notes Due 2036

We, Morgan Stanley, may redeem the Global Medium-Term Notes, Series J, Euro Floating Rate Senior Registered Notes Due 2028 (the “floating rate notes due 2028”) (i) (a) in whole but not in part, on April         , 2027, or (b) in whole at any time or in part from time to time, on or after March         , 2028, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption” and (ii) under the circumstances described under “Description of Notes—Tax Redemption” in the accompanying prospectus supplement.  We may redeem the Global Medium-Term Notes, Series J, Euro Fixed/Floating Rate Senior Registered Notes Due 2031 (the “fixed/floating rate notes due 2031”) (i) in whole or in part at any time on or after October             , 2025 and prior to May             , 2030 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below, (ii) (a) in whole but not in part, on May         , 2030, or (b) in whole at any time or in part from time to time, on or after February         , 2031, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption” and (iii) under the circumstances described under “Description of Notes—Tax Redemption” in the accompanying prospectus supplement.  We may redeem the Global Medium-Term Notes, Series J, Euro Fixed/Floating Rate Senior Registered Notes Due 2036 (the “fixed/floating rate notes due 2036” and, together with the floating rate notes due 2028 and the fixed/floating rate notes due 2031, the “notes”) (i) in whole or in part at any time on or after October             , 2025 and prior to May             , 2035 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below, (ii) (a) in whole but not in part, on May             , 2035, or (b) in whole at any time or in part from time to time, on or after February         , 2036, in each case at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption” and (iii) under the circumstances described under “Description of Notes—Tax Redemption” in the accompanying prospectus supplement.
Application will be made to the Financial Conduct Authority (the “FCA”) (in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) for each of the notes described herein to be admitted to the Official List of the FCA and application will also be made to the London Stock Exchange plc for such notes to be admitted to trading on the Main Market of the London Stock Exchange plc after the original issue date. No assurance can be given that such applications will be granted.
We describe the basic features of the notes in the section of the accompanying prospectus supplement called “Description of Notes,” subject to and as modified by the provisions described below. In addition, we describe the basic features of the floating rate notes due 2028 in the section of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities,” subject to and as modified by the provisions described below. We describe the basic features of each of the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036 during the respective Fixed Rate Period (as defined below) in the section of the accompanying prospectus called “Description of Debt Securities—Fixed Rate Debt Securities” and during the respective Floating Rate Period (as defined below) in the section of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities,” in each case subject to and as modified by the provisions described below.

Investing in the notes involves risks. See “Risk Factors” on page PS-9.

With respect to the floating rate notes due 2028, we describe how interest is calculated, accrued and paid, including the adjustment of scheduled interest payment dates for business days (except at maturity), under “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus. With respect to each of the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, we describe how interest is calculated, accrued and paid during the respective Fixed Rate Period, including where a scheduled interest payment date is not a business day (the following unadjusted business day convention), under “Description of Debt Securities—Fixed Rate Debt Securities” in the accompanying prospectus. With respect to each of the fixed/floating rate notes due 2031 and the fixed/floating rate notes due 2036, we describe how interest is calculated, accrued and paid during the respective Floating Rate Period, including the adjustment of scheduled interest payment dates for business days (except at maturity), under “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus.
Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement and prospectus, as applicable.
The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
MORGAN STANLEY

When you read the accompanying prospectus supplement, please note that all references in such prospectus supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable.
Neither Morgan Stanley nor any of the managers has authorized anyone to provide you with information other than that contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by Morgan Stanley or on its behalf. Morgan Stanley and the managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated herein or therein is accurate only as of their respective dates. Morgan Stanley is offering to sell the notes and is seeking offers to buy the notes, only in jurisdictions where such offers and sales are permitted.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
None of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus or any related free writing prospectus is a “prospectus” for the purposes of Regulation (EU) 2017/1129, as amended.

Prohibition of sales to EEA retail investors – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or both) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
None of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus or any related free writing prospectus is a “prospectus” for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom.
Prohibition of sales to United Kingdom Retail Investors – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or both) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

The communication of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Floating Rate Notes Due 2028
Principal Amount:	€
Maturity Date:	April , 2028
Settlement Date
(Original Issue Date):	April , 2025 (T+3)
Interest Accrual Date:	April , 2025
Issue Price:	%
Specified Currency:	Euro (“€”)
Redemption Percentage
at Maturity:	100%
Base Rate:	EURIBOR
Spread (Plus or Minus):	Plus %
Index Maturity:	Three months
Initial Interest Rate:	The Base Rate plus %; to be determined by the Calculation Agent on the second TARGET Settlement Day immediately preceding the Original Issue Date
Interest Payment Period:	Quarterly
Interest Payment Dates:	Each January , April , July and October , commencing July , 2025
Interest Reset Period:	Quarterly
Interest Reset Dates:	Each Interest Payment Date
Interest Determination Dates:	The second TARGET Settlement Day immediately preceding each Interest Reset Date
Business Days:	London, TARGET Settlement Day and New York
Tax Redemption and
Payment of Additional
Amounts:	Yes
Minimum Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Reporting Service:	Page EURIBOR01
Calculation Agent:	The Bank of New York Mellon, London Branch (as successor Calculation Agent to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
ISIN:
Common Code:
Form of Notes:	Global note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg; issued under the New Safekeeping Structure
Eurosystem Eligibility:
Intended to be Eurosystem eligible, which means that the floating rate notes due 2028 are intended upon issue to be deposited with an international central securities depository (“ICSD”) as common safekeeper, and registered in the name of a nominee of an ICSD acting as common safekeeper, and does not necessarily mean that the floating rate notes due 2028 will be recognized as eligible collateral for Eurosystem monetary policy and intra‑day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

Other Provisions:	See “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2031
Principal Amount:	€
Maturity Date:	May , 2031
Settlement Date
(Original Issue Date):	April , 2025 (T+3)
Interest Accrual Date:	April , 2025
Issue Price:	%
Specified Currency:	Euro (“€”)
Redemption Percentage
at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding May , 2030
Floating Rate Period:	The period from and including May , 2030 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period,         % per annum (calculated on an actual/actual (ICMA) day count basis); during the Floating Rate Period, the Base Rate plus          % (to be determined by the Calculation Agent on the second TARGET Settlement Day immediately preceding each Interest Reset Date, calculated on an Actual/360 day count basis)

Base Rate:	EURIBOR
Spread (Plus or Minus):	Plus %
Index Maturity:	Three months
Interest Reset Period:	Quarterly
Interest Reset Dates:	Each Interest Payment Date commencing May , 2030, provided that the May , 2030 Interest Reset Date shall not be adjusted for a non-Business Day
Interest Determination
Dates:	The second TARGET Settlement Day immediately preceding each Interest Reset Date
Reporting Service:	Page EURIBOR01
Calculation Agent:	The Bank of New York Mellon, London Branch (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Interest Payment Periods:	During the Fixed Rate Period, annual; during the Floating Rate Period, quarterly
Interest Payment Dates:
With respect to the Fixed Rate Period, each May          , commencing May               , 2025 to and including May            , 2030; with respect to the Floating Rate Period, each February           , May           , August          and November           , commencing August           , 2030 to and including the Maturity Date

Business Days:	London, TARGET Settlement Day and New York
Tax Redemption and
Payment of Additional
Amounts:	Yes
Minimum Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
ISIN:
Common Code:
Form of Notes:	Global note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg; issued under the New Safekeeping Structure
Eurosystem Eligibility:
Intended to be Eurosystem eligible, which means that the fixed/floating rate notes due 2031 are intended upon issue to be deposited with an international central securities depository (“ICSD”) as common safekeeper, and registered in the name of a nominee of an ICSD acting as common safekeeper, and does not necessarily mean that the fixed/floating rate notes due 2031 will be recognized as eligible collateral for Eurosystem monetary policy and intra‑day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

Other Provisions:
Optional make-whole redemption on or after October             , 2025 and prior to May             , 2030, on at least 5 but not more than 30 days’ prior notice, as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2031, the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of (a) the present value of the payment of principal on such fixed/floating rate notes due 2031 to be redeemed and (b) the present values of the scheduled payments of interest on such fixed/floating rate notes due 2031 to be redeemed that would have been payable from the date of redemption to May             , 2030 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on an annual basis (actual/actual (ICMA)) at the reinvestment rate plus             basis points, as calculated by the premium calculation agent specified below; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Reinvestment rate” means the mid-market annual yield on the reference security (or if the reference security is no longer outstanding, a similar security). The reinvestment rate will be calculated on the third business day preceding the redemption date.

“Reference security” means the German government bond bearing interest at a rate of 0.00 per cent per annum and maturing on 15 February 2030 with ISIN DE0001102499.

“Similar security” means the reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity of May             , 2030 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issuances of corporate debt securities maturing on May             , 2030.

Notwithstanding the terms set forth under “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities” in the accompanying prospectus, “premium calculation agent” means Morgan Stanley & Co. International plc (“MSIP”). Because MSIP is an affiliate of the issuer, the economic interests of MSIP may be adverse to your interests as an owner of the notes subject to the issuer’s redemption, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event the issuer redeems the notes before their maturity. MSIP is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

See also “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2036
Principal Amount:	€
Maturity Date:	May , 2036
Settlement Date
(Original Issue Date):	April , 2025 (T+3)
Interest Accrual Date:	April , 2025
Issue Price:	%
Specified Currency:	Euro (“€”)
Redemption Percentage
at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding May , 2035
Floating Rate Period:	The period from and including May , 2035 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period,         % per annum (calculated on an actual/actual (ICMA) day count basis); during the Floating Rate Period, the Base Rate plus          % (to be determined by the Calculation Agent on the second TARGET Settlement Day immediately preceding each Interest Reset Date, calculated on an Actual/360 day count basis)

Base Rate:	EURIBOR
Spread (Plus or Minus):	Plus %
Index Maturity:	Three months
Interest Reset Period:	Quarterly
Interest Reset Dates:	Each Interest Payment Date commencing May , 2035, provided that the May , 2035 Interest Reset Date shall not be adjusted for a non-Business Day
Interest Determination
Dates:	The second TARGET Settlement Day immediately preceding each Interest Reset Date
Reporting Service:	Page EURIBOR01
Calculation Agent:	The Bank of New York Mellon, London Branch (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Interest Payment Periods:	During the Fixed Rate Period, annual; during the Floating Rate Period, quarterly
Interest Payment Dates:
With respect to the Fixed Rate Period, each May           , commencing May          , 2025 to and including May          , 2035; with respect to the Floating Rate Period, each February           , May           , August          and November           , commencing August           , 2035 to and including the Maturity Date

Business Days:	London, TARGET Settlement Day and New York
Tax Redemption and
Payment of Additional
Amounts:	Yes
Minimum Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
ISIN:
Common Code:
Form of Notes:	Global note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg; issued under the New Safekeeping Structure
Eurosystem Eligibility:
Intended to be Eurosystem eligible, which means that the fixed/floating rate notes due 2036 are intended upon issue to be deposited with an international central securities depository (“ICSD”) as common safekeeper, and registered in the name of a nominee of an ICSD acting as common safekeeper, and does not necessarily mean that the fixed/floating rate notes due 2036 will be recognized as eligible collateral for Eurosystem monetary policy and intra‑day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

Other Provisions:
Optional make-whole redemption on or after October             , 2025 and prior to May             , 2035, on at least 5 but not more than 30 days’ prior notice, as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2036, the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of (a) the present value of the payment of principal on such fixed/floating rate notes due 2036 to be redeemed and (b) the present values of the scheduled payments of interest on such fixed/floating rate notes due 2036 to be redeemed that would have been payable from the date of redemption to May             , 2035 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on an annual basis (actual/actual (ICMA)) at the reinvestment rate plus             basis points, as calculated by the premium calculation agent specified below; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Reinvestment rate” means the mid-market annual yield on the reference security (or if the reference security is no longer outstanding, a similar security). The reinvestment rate will be calculated on the third business day preceding the redemption date.

“Reference security” means the German government bond bearing interest at a rate of 2.50 per cent per annum and maturing on 15 February 2035 with ISIN DE000BU2Z049.

“Similar security” means the reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity of May             , 2035 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issuances of corporate debt securities maturing on May             , 2035.

Notwithstanding the terms set forth under “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities” in the accompanying prospectus, “premium calculation agent” means Morgan Stanley & Co. International plc (“MSIP”). Because MSIP is an affiliate of the issuer, the economic interests of MSIP may be adverse to your interests as an owner of the notes subject to the issuer’s redemption, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event the issuer redeems the notes before their maturity. MSIP is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

See also “Optional Redemption” below.

Risk Factors
For a discussion of the risk factors affecting Morgan Stanley and its business, including market risk, credit risk, operational risk, liquidity risk, legal, regulatory and compliance risk, risk management, competitive environment, international risk and acquisition, divestiture and joint venture risk, among others, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our current and periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (file number 001-11758) that are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus.
This section describes certain selected risk factors relating to the notes.  Please see “Risk Factors” in the accompanying prospectus for a complete list of risk factors relating to the notes.
Early Redemption Risks
The notes have early redemption risk. We have the option to redeem the floating rate notes due 2028, (i) in whole but not in part, on April          , 2027 or (ii) in whole at any time or in part from time to time, on or after March         , 2028, on at least 5 but not more than 30 days’ prior notice.  In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2031—Other Provisions,” we have the option to redeem the fixed/floating rate notes due 2031, (i) in whole but not in part, on May          , 2030 or (ii) in whole at any time or in part from time to time, on or after February         , 2031, on at least 5 but not more than 30 days’ prior notice.  In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2036—Other Provisions,” we have the option to redeem the fixed/floating rate notes due 2036, (i) in whole but not in part, on May          , 2035 or (ii) in whole at any time or in part from time to time, on or after February         , 2036, on at least 5 but not more than 30 days’ prior notice.  It is more likely that we will redeem the floating rate notes due 2028, the fixed/floating rate notes due 2031 or the fixed/floating rate notes due 2036 prior to the respective stated maturity date to the extent that the interest payable on such notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market.  If the notes are redeemed prior to the respective stated maturity date, you may have to re-invest the proceeds in a lower interest rate environment.
Optional Redemption
We may, at our option, redeem the floating rate notes due 2028, (i) in whole but not in part, on April          , 2027 or (ii) in whole at any time or in part from time to time, on or after March         , 2028, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the floating rate notes due 2028 to but excluding the redemption date. If fewer than all of the floating rate notes due 2028 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular floating rate notes due 2028 or portions thereof for redemption from the outstanding floating rate notes due 2028 not previously called for redemption in accordance with its procedures at the time of selection; provided, that if the floating rate notes due 2028 are represented by one or more global securities, beneficial interests in such floating rate notes due 2028 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.
In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2031—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2031, (i) in whole but not in part, on May          , 2030 or (ii) in whole at any time or in part from time to time, on or after February         , 2031, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the fixed/floating rate notes due 2031 to but excluding the redemption date. If fewer than all of the fixed/floating rate notes due 2031 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular fixed/floating rate notes due 2031 or portions thereof for redemption from the outstanding fixed/floating rate notes due 2031 not previously called for redemption in accordance with its procedures at the time of selection; provided, that if the fixed/floating rate notes due 2031 are represented by one or more global securities, beneficial interests in such fixed/floating rate notes due 2031 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.

In addition to the optional make-whole redemption discussed above under “Fixed/Floating Rate Notes Due 2036—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2036, (i) in whole but not in part, on May          , 2035 or (ii) in whole at any time or in part from time to time, on or after February         , 2036, on at least 5 but not more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the fixed/floating rate notes due 2036 to but excluding the redemption date. If fewer than all of the fixed/floating rate notes due 2036 are to be redeemed, the trustee will select, not more than 30 days prior to the redemption date, the particular fixed/floating rate notes due 2036 or portions thereof for redemption from the outstanding fixed/floating rate notes due 2036 not previously called for redemption in accordance with its procedures at the time of selection; provided, that if the fixed/floating rate notes due 2036 are represented by one or more global securities, beneficial interests in such fixed/floating rate notes due 2036 will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor.
 On or before the respective redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.  If such money is so deposited, on and after the redemption date interest will cease to accrue on such notes (unless we default in the payment of the redemption price and accrued interest) and such notes will cease to be outstanding.
For information regarding notices of redemption, see “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption” in the accompanying prospectus.
The notes do not contain any provisions affording the holders the right to require us to purchase the notes after the occurrence of any change in control event affecting us.

United States Federal Taxation
Tax Considerations for the floating rate notes due 2028
In the opinion of our counsel, Davis Polk & Wardwell LLP, the floating rate notes due 2028 should be treated as “variable rate debt instruments” denominated in a currency (the “denomination currency”) other than the U.S. dollar for U.S. federal tax purposes, and will therefore be subject to special rules under Section 988 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder.  See the discussions in the sections of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders― Foreign Currency Notes” and “― Floating Rate Notes—General” for further information about the treatment of the floating rate notes due 2028.
Tax Considerations for the fixed/floating rate notes due 2031
In the opinion of our counsel, Davis Polk & Wardwell LLP, the fixed/floating rate notes due 2031 should be treated as “variable rate debt instruments” denominated in a currency (the “denomination currency”) other than the U.S. dollar for U.S. federal tax purposes, and should therefore be subject to special rules under Section 988 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. See the discussion in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders― Foreign Currency Notes” for further information about the treatment of the notes. Although there is uncertainty regarding their treatment (and subject to the discussion below regarding deemed exercise of our optional redemption right), the fixed/floating rate notes due 2031 should be treated as providing for a single fixed rate followed by a single qualified floating rate (“QFR”), as described in the sections of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders― Floating Rate Notes―General” and “―Floating Rate Notes that Provide for Multiple Rates.” Under this treatment, in order to determine the amount of qualified stated interest (“QSI”) and original issue discount (“OID”) in respect of the fixed/floating rate notes due 2031, an equivalent fixed rate debt instrument (denominated in euro) must be constructed for the entire term of the fixed/floating rate notes due 2031. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the fixed/floating rate notes due 2031, and (ii) second, each QFR (including the QFR determined under (i) above) is converted to a fixed rate substitute (which should generally be the value of that QFR as of the issue date of the fixed/floating rate notes due 2031). Under Treasury Regulations applicable to certain options arising under the terms of a debt instrument, in determining the amount of QSI and OID, we should be deemed to exercise our optional redemption right if doing so would reduce the yield on the equivalent fixed rate debt instrument. For the purpose of determining QSI and OID, the optional make-whole redemption should not be deemed to be exercised. However, if, as of the issue date, redeeming the fixed/floating rate notes due 2031 on May         , 2030 would reduce the yield of the equivalent fixed rate debt instrument, the fixed/floating rate notes due 2031 should be treated as fixed rate debt instruments maturing on May         , 2030 (the “instrument maturing May 2030”). Under those circumstances, if the fixed/floating rate notes due 2031 are not actually redeemed by us on May         , 2030, solely for purposes of the OID rules, they should be deemed retired and reissued for their principal amount, and should thereafter be treated as floating rate debt instruments with a term of one year (the “1-year instrument”). The instrument maturing May 2030 would be treated as issued without OID, and all payments of interest thereon would be treated as QSI. Interest on the 1-year instrument should generally be taken into account when received or accrued, according to your method of tax accounting, but it is possible that the 1-year instrument could be subject to the rules described under “United States Federal Taxation―Tax Consequences to U.S. Holders―Short-Term Notes” in the accompanying prospectus supplement.
If, as of the issue date, redeeming the fixed/floating rate notes due 2031 on May         , 2030 would not reduce the yield on the equivalent fixed rate debt instrument, the rules under “United States Federal Taxation―Tax Consequences to U.S. Holders― Discount Notes―General” should be applied to the equivalent fixed rate debt instrument to determine the amounts of QSI and OID on the fixed/floating rate notes due 2031. Under those circumstances, the fixed/floating rate notes due 2031 may be issued with OID.
A U.S. holder is required to include any QSI in income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders will be required to include any OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest.  All amounts will be determined in the denomination currency and then translated into U.S. dollars according to the rules described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders—Foreign Currency Notes.” QSI allocable to an accrual period must be increased (or decreased) by the amount, if any, which the interest actually accrued or paid during an accrual period (including the fixed rate payments made during the initial period) exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.
Tax Considerations for the fixed/floating rate notes due 2036
In the opinion of our counsel, Davis Polk & Wardwell LLP, the fixed/floating rate notes due 2036 should be treated as “variable rate debt instruments” denominated in a currency (the “denomination currency”) other than the U.S. dollar for U.S. federal tax purposes, and should therefore be subject to special rules under Section 988 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder. See the discussion in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders― Foreign Currency Notes” for further information about the treatment of the notes. Although there is uncertainty regarding their treatment (and subject to the discussion below regarding deemed exercise of our optional redemption right), the fixed/floating rate notes due 2036 should be treated as providing for a single fixed rate followed by a single qualified floating rate (“QFR”), as described in the sections of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders― Floating Rate Notes―General” and “―Floating Rate Notes that Provide for Multiple Rates.” Under this treatment, in order to determine the amount of qualified stated interest (“QSI”) and original issue discount (“OID”) in respect of the fixed/floating rate notes due 2036, an equivalent fixed rate debt instrument (denominated in euro) must be constructed for the entire term of the fixed/floating rate notes due 2036. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the fixed/floating rate notes due 2036, and (ii) second, each QFR (including the QFR determined under (i) above) is converted to a fixed rate substitute (which should generally be the value of that QFR as of the issue date of the fixed/floating rate notes due 2036). Under Treasury Regulations applicable to certain options arising under the terms of a debt instrument, in determining the amount of QSI and OID, we should be deemed to exercise our optional redemption right if doing so would reduce the yield on the equivalent fixed rate debt instrument. For the purpose of determining QSI and OID, the optional make-whole redemption should not be deemed to be exercised. However, if, as of the issue date, redeeming the fixed/floating rate notes due 2036 on May         , 2035 would reduce the yield of the equivalent fixed rate debt instrument, the fixed/floating rate notes due 2036 should be treated as fixed rate debt instruments maturing on May         , 2035 (the “instrument maturing May 2035”). Under those circumstances, if the fixed/floating rate notes due 2036 are not actually redeemed by us on May         , 2035, solely for purposes of the OID rules, they should be deemed retired and reissued for their principal amount, and should thereafter be treated as floating rate debt instruments with a term of one year (the “1-year instrument”). The instrument maturing May 2035 would be treated as issued without OID, and all payments of interest thereon would be treated as QSI. Interest on the 1-year instrument should generally be taken into account when received or accrued, according to your method of tax accounting, but it is possible that the 1-year instrument could be subject to the rules described under “United States Federal Taxation―Tax Consequences to U.S. Holders―Short-Term Notes” in the accompanying prospectus supplement.
If, as of the issue date, redeeming the fixed/floating rate notes due 2036 on May        , 2035 would not reduce the yield on the equivalent fixed rate debt instrument, the rules under “United States Federal Taxation―Tax Consequences to U.S. Holders― Discount Notes―General” should be applied to the equivalent fixed rate debt instrument to determine the amounts of QSI and OID on the fixed/floating rate notes due 2036. Under those circumstances, the fixed/floating rate notes due 2036 may be issued with OID.
A U.S. holder is required to include any QSI in income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders will be required to include any OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest.  All amounts will be determined in the denomination currency and then translated into U.S. dollars according to the rules described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders—Foreign Currency Notes.” QSI allocable to an accrual period must be increased (or decreased) by the amount, if any, which the interest actually accrued or paid during an accrual period (including the fixed rate payments made during the initial period) exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.
Both U.S. and non-U.S. holders of the notes should read the section of the accompanying prospectus supplement entitled “United States Federal Taxation.”
You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
The discussion in the preceding paragraphs under “United States Federal Taxation,” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest
On April            , 2025, we agreed to sell to the managers listed in this pricing supplement, and they severally agreed to purchase, the principal amounts of notes set forth opposite their respective names below at a net price of            %, plus accrued interest, if any, for the floating rate notes due 2028, at a net price of            %, plus accrued interest, if any, for the fixed/floating rate notes due 2031 and at a net price of            %, plus accrued interest, if any, for the fixed/floating rate notes due 2036, each of which we refer to as the “purchase price” for the respective notes.  The purchase price for the floating rate notes due 2028 equals the stated issue price of            %, plus accrued interest, if any, less a combined management and underwriting commission of            % of the principal amount of the floating rate notes due 2028, the purchase price for the fixed/floating rate notes due 2031 equals the stated issue price of             %, plus accrued interest, if any, less a combined management and underwriting commission of            % of the principal amount of the fixed/floating rate notes due 2031 and the purchase price for the fixed/floating rate notes due 2036 equals the stated issue price of             %, plus accrued interest, if any, less a combined management and underwriting commission of            % of the principal amount of the fixed/floating rate notes due 2036.
Name	Principal Amount of Floating Rate Notes Due 2028	Principal Amount of Fixed/Floating Rate Notes Due 2031	Principal Amount of Fixed/Floating Rate Notes Due 2036
Morgan Stanley & Co. International plc	€	€	€
Total	€	€	€

Morgan Stanley & Co. International plc (“MSIP”) is our wholly-owned subsidiary.
MSIP is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through Morgan Stanley & Co. LLC (“MS & Co.”).  MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.